Exhibit 99.1

D.R. HORTON, INC., AMERICA’S BUILDER, REPORTS FISCAL 2021 FIRST QUARTER EARNINGS AND DECLARES QUARTERLY DIVIDEND OF $0.20 PER SHARE

ARLINGTON, Texas (Business Wire) - January 26, 2021

Fiscal 2021 First Quarter Highlights - comparisons to the prior year quarter
•Net income attributable to D.R. Horton increased 84% to $791.8 million or $2.14 per diluted share
•Consolidated revenues increased 48% to $5.9 billion
•Consolidated pre-tax income increased 98% to $1.0 billion
•Consolidated pre-tax profit margin improved 440 basis points to 17.4%
•Homes closed increased 45% to 18,739 homes and 48% in value to $5.7 billion
•Net sales orders increased 56% to 20,418 homes and 62% in value to $6.4 billion

D.R. Horton, Inc. (NYSE:DHI), America’s Builder, today reported that net income per common share attributable to D.R. Horton for its first fiscal quarter ended December 31, 2020 increased 84% to $2.14 per diluted share compared to $1.16 per diluted share in the same quarter of fiscal 2020. Net income attributable to D.R. Horton in the first quarter of fiscal 2021 increased 84% to $791.8 million compared to $431.3 million in the same quarter of fiscal 2020. The prior year period results included an income tax benefit of $29.3 million related to federal energy efficient homes tax credits that were retroactively reinstated in early fiscal 2020. Homebuilding revenue for the first quarter of fiscal 2021 increased 47% to $5.7 billion from $3.9 billion in the same quarter of fiscal 2020. Homes closed in the quarter increased 45% to 18,739 homes compared to 12,959 homes closed in the same quarter of fiscal 2020.

Net sales orders for the first quarter ended December 31, 2020 increased 56% to 20,418 homes and 62% in value to $6.4 billion compared to 13,126 homes and $3.9 billion in the same quarter of the prior year. The Company’s cancellation rate (cancelled sales orders divided by gross sales orders) for the first quarter of fiscal 2021 was 18% compared to 20% in the prior year quarter. The Company's sales order backlog of homes under contract at December 31, 2020 increased 107% to 28,487 homes and 111% in value to $8.9 billion compared to 13,780 homes and $4.2 billion at December 31, 2019.

At December 31, 2020, the Company had 42,100 homes in inventory, of which 16,300 were unsold. 1,600 of the Company’s unsold homes at December 31, 2020 were completed. The Company’s homebuilding land and lot portfolio totaled 440,700 lots at the end of the quarter, of which 28% were owned and 72% were controlled through land purchase contracts.

The Company's return on equity (ROE) was 24.4% for the trailing twelve months ended December 31, 2020, and homebuilding return on inventory (ROI) was 28.0% for the same period. ROE is calculated as net income attributable to D.R. Horton for the trailing twelve months divided by average stockholders' equity, where average stockholders' equity is the sum of ending stockholders' equity balances of the trailing five quarters divided by five. Homebuilding ROI is calculated as homebuilding pre-tax income for the trailing twelve months divided by average inventory, where average inventory is the sum of ending homebuilding inventory balances for the trailing five quarters divided by five.

The Company ended the first quarter with $2.1 billion of unrestricted homebuilding cash and $1.8 billion of available capacity on its revolving credit facilities for total homebuilding liquidity of $3.9 billion. Homebuilding debt at December 31, 2020 totaled $2.6 billion. The Company’s homebuilding debt to total capital ratio at December 31, 2020 was 17.3%. Homebuilding debt to total capital consists of homebuilding notes payable divided by stockholders’ equity plus homebuilding notes payable.

Donald R. Horton, Chairman of the Board, said, “The D.R. Horton team delivered outstanding results in the first fiscal quarter of 2021, including a 98% increase in consolidated pre-tax income to over $1.0 billion, a 48% increase in revenues to $5.9 billion and a 56% increase in net sales orders to 20,418 homes. Our pre-tax profit margin for the quarter improved 440 basis points to 17.4%, while our earnings increased 84% to $2.14 per diluted share. These results reflect the strength of our experienced operational teams, industry-leading market share, broad geographic footprint and diverse product offerings across multiple brands.

“We appreciate the continued efforts of our operational teams who are providing new homes to families across the United States during the COVID-19 pandemic. Our priority continues to be the health and safety of our employees, customers, trade partners and the communities we serve.

“Housing market conditions remain very strong, and we are focused on maximizing returns and improving capital efficiency in each of our communities while increasing our market share. Our strong balance sheet, ample liquidity and low leverage provide us with flexibility to operate effectively through changing economic conditions, and we plan to maintain our disciplined approach to investing capital to enhance the long-term value of our company and returns to our shareholders.”

Guidance
Based on current market conditions and the Company’s results for the first quarter of fiscal 2021, D.R. Horton is updating its fiscal 2021 guidance as follows:
•Consolidated revenues of $25.2 billion to $25.8 billion
•Homes closed between 80,000 homes and 82,000 homes
•Income tax rate of 23.0% to 23.5% for each of the remaining quarters of fiscal 2021

The Company plans to also provide guidance for its second quarter of fiscal 2021 on its conference call today.

Forestar
Forestar Group Inc. (NYSE:FOR) (“Forestar”), a majority-owned subsidiary of D.R. Horton, is a publicly-traded residential lot development company, which currently operates in 51 markets and 21 states. Forestar’s results of operations for the periods presented are fully consolidated in the Company’s financial statements with the percentage not owned by the Company reported as noncontrolling interests.

For the first quarter ended December 31, 2020, Forestar sold 3,567 lots and generated $307.1 million of revenue compared to 2,422 lots and $247.2 million of revenue in the prior year quarter. These results are included in the Company’s segment information following the consolidated financials. All transactions between Forestar and D.R. Horton are eliminated from the Company's consolidated financial results.

Financial Services
For the first quarter ended December 31, 2020, financial services revenues increased 82% to $187.2 million compared to $102.9 million. Financial services pre-tax income increased 176% to $84.1 million with a pre-tax profit margin of 44.9% compared to $30.5 million of pre-tax income and a 29.6% pre-tax profit margin in the prior year quarter.

Multi-Family Rental Operations
At December 31, 2020, the Company’s multi-family rental operations had four projects under active construction and four projects that were substantially complete and in the lease-up phase. These eight projects represent 2,325 multi-family units. There were no sales of multi-family rental properties during the quarter ended December 31, 2020. In the quarter ended December 31, 2019, one property was sold for $61.5 million with a gain on sale of $31.2 million. At December 31, 2020 and September 30, 2020, the consolidated balance sheets included $294.3 million and $246.2 million, respectively, of assets related to the Company’s multi-family rental operations.

Single-Family Rental Operations
During fiscal 2020, the Company began constructing and leasing homes as single-family rental communities. After these rental communities are constructed and achieve a stabilized level of leased occupancy, the Company generally expects to market each community for a bulk sale of homes. These operations are reported in the homebuilding segment. During the quarter ended December 31, 2020, the Company completed its first sale of a single-family rental community representing 124 homes for $31.8 million, resulting in a gain on sale of $14.0 million. At December 31, 2020, the Company’s homebuilding fixed assets included $106.6 million of assets related to its single-family rental platform, representing 13 communities totaling 890 single-family rental homes and finished lots.

Dividends
During the first quarter of fiscal 2021, the Company paid cash dividends of $72.9 million. Subsequent to quarter-end, the Company declared a quarterly cash dividend of $0.20 per common share that is payable on February 25, 2021 to stockholders of record on February 17, 2021.

Share Repurchases
The Company repurchased 1.0 million shares of common stock for $69.8 million during the first quarter of fiscal 2021. The Company’s remaining stock repurchase authorization at December 31, 2020 was $465.5 million.

COVID-19
During March 2020, the impacts of the COVID-19 pandemic (C-19) and the related widespread reductions in economic activity across the United States began to adversely affect the Company’s business. However, residential construction and financial services are designated as essential businesses as part of critical infrastructure in almost all of the municipalities across the U.S. where the Company operates. The Company implemented operational protocols to comply with social distancing and other health and safety guidelines as required by federal, state and local government agencies, taking into consideration guidelines of the Centers for Disease Control and Prevention and other public health authorities.

The Company remains cautious as to the ongoing impact C-19 and other external factors may have on the economy and its operations. There is significant uncertainty regarding the extent to which and how long C-19 and its related effects will impact the U.S. economy and level of employment, capital markets, secondary mortgage markets, consumer confidence, demand for the Company’s homes and availability and cost of mortgage loans to homebuyers. The extent to which this impacts the Company’s operational and financial performance will depend on future developments, including the duration and severity of C-19 and the impact on D.R. Horton’s customers, trade partners and employees, all of which are highly uncertain and cannot be predicted.

Conference Call and Webcast Details
The Company will host a conference call today (Tuesday, January 26) at 8:30 a.m. Eastern Time. The dial-in number is 877-407-8033, and the call will also be webcast from the Company’s website at investor.drhorton.com.

About D.R. Horton, Inc.
D.R. Horton, Inc., America’s Builder, has been the largest homebuilder by volume in the United States since 2002. Founded in 1978 in Fort Worth, Texas, D.R. Horton has operations in 90 markets in 29 states across the United States and closed 71,168 homes in the twelve-month period ended December 31, 2020. The Company is engaged in the construction and sale of high-quality homes through its diverse brand portfolio that includes D.R. Horton, Emerald Homes, Express Homes and Freedom Homes with sales prices ranging from $150,000 to over $1,000,000. D.R. Horton also provides mortgage financing, title services and insurance agency services for homebuyers through its mortgage, title and insurance subsidiaries.

Forward-Looking Statements
Portions of this document may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Although D.R. Horton believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. All forward-looking statements are based upon information available to D.R. Horton on the date this release was issued. D.R. Horton does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements in this release include that we are focused on maximizing returns and improving capital efficiency in each of our communities while increasing our market share and that our strong balance sheet, ample liquidity and low leverage provide us with flexibility to operate effectively through changing economic conditions, and we plan to maintain our disciplined approach to investing capital to enhance the long-term value of our company and returns to our shareholders. The forward-looking statements also include all commentary in the Guidance and C-19 sections.

Factors that may cause the actual results to be materially different from the future results expressed by the forward-looking statements include, but are not limited to: the effects of public health issues such as a major epidemic or pandemic, including the impact of C-19 on the economy and our businesses; the cyclical nature of the homebuilding and lot development industries and changes in economic, real estate and other conditions; constriction of the credit and public capital markets, which could limit our ability to access capital and increase our costs of capital; reductions in the availability of mortgage financing provided by government agencies, changes in government financing programs, a decrease in our ability to sell mortgage loans on attractive terms or an increase in mortgage interest rates; the risks associated with our land and lot inventory; our ability to effect our growth strategies, acquisitions or investments successfully; the impact of an inflationary, deflationary or higher interest rate environment; home warranty and construction defect claims; the effects of health and safety incidents; supply shortages and other risks of acquiring land, building materials and skilled labor; reductions in the availability of performance bonds; increases in the costs of owning a home; the effects of governmental regulations and environmental matters on our homebuilding and land development operations; the effects of governmental regulations on our financial services operations; competitive conditions within the homebuilding, lot development and financial services industries; our ability to manage and service our debt and comply with related debt covenants, restrictions and limitations; the effects of negative publicity; the effects of the loss of key personnel; and information technology failures, data security breaches and our ability to satisfy privacy and data protection laws and regulations. Additional information about issues that could lead to material changes in performance is contained in D.R. Horton’s annual report on Form 10-K, which is filed with the Securities and Exchange Commission.

Contact
D.R. Horton, Inc.
Jessica Hansen, 817-390-8200
Vice President of Investor Relations
InvestorRelations@drhorton.com

D.R. HORTON, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	December 31, 2020	September 30, 2020
	(In millions)
ASSETS
Cash and cash equivalents	$2,454.9	$3,018.5
Restricted cash	20.0	21.6
Total cash, cash equivalents and restricted cash	2,474.9	3,040.1
Inventories:
Construction in progress and finished homes	6,598.8	5,984.1
Residential land and lots — developed, under development, held for development and held for sale	6,977.7	6,253.3
Total inventory	13,576.5	12,237.4
Mortgage loans held for sale	1,438.9	1,529.0
Deferred income taxes, net of valuation allowance of $7.5 million at December 31, 2020 and September 30, 2020	142.0	144.9
Property and equipment, net	748.4	683.7
Other assets	1,236.2	1,113.7
Goodwill	163.5	163.5
Total assets	$19,780.4	$18,912.3
LIABILITIES
Accounts payable	$845.6	$900.5
Accrued expenses and other liabilities	1,938.9	1,607.0
Notes payable	4,225.6	4,283.3
Total liabilities	7,010.1	6,790.8
EQUITY
Common stock, $.01 par value, 1,000,000,000 shares authorized, 395,389,246 shares issued and 363,647,879 shares outstanding at December 31, 2020 and 394,741,349 shares issued and 363,999,982 shares outstanding at September 30, 2020	4.0	3.9
Additional paid-in capital	3,236.9	3,240.9
Retained earnings	10,476.7	9,757.8
Treasury stock, 31,741,367 shares and 30,741,367 shares at December 31, 2020 and September 30, 2020, respectively, at cost	(1,232.4)	(1,162.6)
Stockholders’ equity	12,485.2	11,840.0
Noncontrolling interests	285.1	281.5
Total equity	12,770.3	12,121.5
Total liabilities and equity	$19,780.4	$18,912.3

D.R. HORTON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended December 31,
	2020	2019
	(In millions, except per share data)
Revenues	$5,933.4	$4,020.7
Cost of sales	4,332.5	3,084.2
Selling, general and administrative expense	585.9	455.8
Gain on sale of assets	(14.0)	(31.1)
Other (income) expense	(5.3)	(11.5)
Income before income taxes	1,034.3	523.3
Income tax expense	239.1	90.8
Net income	795.2	432.5
Net income attributable to noncontrolling interests	3.4	1.2
Net income attributable to D.R. Horton, Inc.	$791.8	$431.3

Basic net income per common share attributable to D.R. Horton, Inc.	$2.17	$1.17
Weighted average number of common shares	364.4	368.3

Diluted net income per common share attributable to D.R. Horton, Inc.	$2.14	$1.16
Adjusted weighted average number of common shares	370.0	373.4

Other Consolidated Financial Data
Interest charged to cost of sales	$33.0	$25.7
Depreciation and amortization	$20.4	$19.0
Interest incurred	$40.4	$37.7

D.R. HORTON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended December 31,
	2020	2019
	(In millions)
OPERATING ACTIVITIES
Net income	$795.2	$432.5
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	20.4	19.0
Amortization of discounts and fees	2.5	3.1
Stock-based compensation expense	21.7	16.6
Equity in earnings of unconsolidated entities	(0.9)	(0.5)
Deferred income taxes	2.9	7.2
Inventory and land option charges	8.3	3.8
Gain on sale of assets	(14.0)	(31.1)
Changes in operating assets and liabilities:
Increase in construction in progress and finished homes	(591.2)	(334.8)
Increase in residential land and lots – developed, under development, held for development and held for sale	(716.8)	(373.1)
(Increase) decrease in other assets	(124.9)	2.0
Net decrease in mortgage loans held for sale	90.1	46.9
Increase in accounts payable, accrued expenses and other liabilities	254.6	94.6
Net cash used in operating activities	(252.1)	(113.8)
INVESTING ACTIVITIES
Expenditures for property and equipment	(16.3)	(21.6)
Proceeds from sale of assets	31.8	62.8
Expenditures related to rental properties	(86.2)	(59.6)
Return of investment in unconsolidated entities	2.1	1.9
Net principal decrease (increase) of other mortgage loans and real estate owned	0.2	(0.6)
Payments related to business acquisitions	(23.0)	(0.7)
Net cash used in investing activities	(91.4)	(17.8)
FINANCING ACTIVITIES
Proceeds from notes payable	494.1	495.7
Repayment of notes payable	(400.1)	—
Payments on mortgage repurchase facility, net	(163.5)	(38.6)
Proceeds from stock associated with certain employee benefit plans	0.9	4.1
Cash paid for shares withheld for taxes	(26.3)	(17.3)
Cash dividends paid	(72.9)	(64.6)
Repurchases of common stock	(53.8)	(163.1)
Distributions to noncontrolling interests, net	(0.1)	(0.4)
Other financing activities	—	(2.3)
Net cash (used in) provided by financing activities	(221.7)	213.5
Net (decrease) increase in cash, cash equivalents and restricted cash	(565.2)	81.9
Cash, cash equivalents and restricted cash at beginning of period	3,040.1	1,514.0
Cash, cash equivalents and restricted cash at end of period	$2,474.9	$1,595.9

D.R. HORTON, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)

	December 31, 2020
	Homebuilding	Forestar (1)	Financial Services	Other	Eliminations and Other Adjustments (2)	Consolidated
	(In millions)
Assets
Cash and cash equivalents	$2,129.3	$237.4	$65.3	$22.9	$—	$2,454.9
Restricted cash	10.8	—	9.0	0.2	—	20.0
Inventories:
Construction in progress and finished homes	6,665.1	—	—	—	(66.3)	6,598.8
Residential land and lots	5,473.4	1,540.4	—	—	(36.1)	6,977.7
	12,138.5	1,540.4	—	—	(102.4)	13,576.5
Mortgage loans held for sale	—	—	1,438.9	—	—	1,438.9
Deferred income taxes, net	142.6	—	—	—	(0.6)	142.0
Property and equipment, net	388.3	1.9	3.7	359.1	(4.6)	748.4
Other assets	1,121.7	29.4	121.5	56.5	(92.9)	1,236.2
Goodwill	134.3	—	—	—	29.2	163.5
	$16,065.5	$1,809.1	$1,638.4	$438.7	$(171.3)	$19,780.4
Liabilities
Accounts payable	$786.4	$42.2	$—	$17.0	$—	$845.6
Accrued expenses and other liabilities	1,741.6	218.8	101.0	10.9	(133.4)	1,938.9
Notes payable	2,606.2	654.1	969.1	—	(3.8)	4,225.6
	$5,134.2	$915.1	$1,070.1	$27.9	$(137.2)	$7,010.1

	September 30, 2020
	Homebuilding	Forestar (1)	Financial Services	Other	Eliminations and Other Adjustments (2)	Consolidated
	(In millions)
Assets
Cash and cash equivalents	$2,551.1	$394.3	$55.6	$17.5	$—	$3,018.5
Restricted cash	9.5	—	11.9	0.2	—	21.6
Inventories:
Construction in progress and finished homes	6,037.5	—	—	—	(53.4)	5,984.1
Residential land and lots	4,977.5	1,309.7	—	—	(33.9)	6,253.3
	11,015.0	1,309.7	—	—	(87.3)	12,237.4
Mortgage loans held for sale	—	—	1,529.0	—	—	1,529.0
Deferred income taxes, net	142.3	—	—	—	2.6	144.9
Property and equipment, net	372.8	1.1	3.9	308.9	(3.0)	683.7
Other assets	996.4	34.8	125.8	52.8	(96.1)	1,113.7
Goodwill	134.3	—	—	—	29.2	163.5
	$15,221.4	$1,739.9	$1,726.2	$379.4	$(154.6)	$18,912.3
Liabilities
Accounts payable	$859.3	$29.2	$—	$12.0	$—	$900.5
Accrued expenses and other liabilities	1,438.3	197.8	86.8	12.2	(128.1)	1,607.0
Notes payable	2,514.4	641.1	1,132.6	—	(4.8)	4,283.3
	$4,812.0	$868.1	$1,219.4	$24.2	$(132.9)	$6,790.8
___________________________
(1)Amounts are presented on Forestar’s historical cost basis.
(2)Amounts primarily represent the elimination of intercompany transactions and, to a lesser extent, purchase accounting adjustments related to the Forestar acquisition.

D.R. HORTON, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)

	Three Months Ended December 31, 2020
	Homebuilding	Forestar (1)	Financial Services	Other	Eliminations and Other Adjustments (2)	Consolidated
	(In millions)
Revenues
Home sales	$5,698.7	$—	$—	$—	$—	$5,698.7
Land/lot sales and other	19.9	307.1	—	14.7	(294.2)	47.5
Financial services	—	—	187.2	—	—	187.2
	5,718.6	307.1	187.2	14.7	(294.2)	5,933.4
Cost of sales
Home sales (3)	4,325.1	—	—	—	(27.7)	4,297.4
Land/lot sales and other	13.8	262.5	—	—	(249.5)	26.8
Inventory and land option charges	7.9	0.4	—	—	—	8.3
	4,346.8	262.9	—	—	(277.2)	4,332.5
Selling, general and administrative expense	451.2	15.5	109.5	9.6	0.1	585.9
Gain on sale of assets	(13.1)	—	—	(0.9)	—	(14.0)
Other (income) expense	(1.5)	(0.5)	(6.4)	3.8	(0.7)	(5.3)
Income before income taxes	$935.2	$29.2	$84.1	$2.2	$(16.4)	$1,034.3
Summary Cash Flow Information
Cash (used in) provided by operating activities	$(269.2)	$(158.7)	$173.1	$1.2	$1.5	$(252.1)

	Three Months Ended December 31, 2019
	Homebuilding	Forestar (1)	Financial Services	Other	Eliminations and Other Adjustments (2)	Consolidated
	(In millions)
Revenues
Home sales	$3,863.3	$—	$—	$—	$—	$3,863.3
Land/lot sales and other	19.7	247.2	—	8.8	(221.2)	54.5
Financial services	—	—	102.9	—	—	102.9
	3,883.0	247.2	102.9	8.8	(221.2)	4,020.7
Cost of sales
Home sales (3)	3,051.6	—	—	—	(6.7)	3,044.9
Land/lot sales and other	13.3	216.3	—	—	(194.1)	35.5
Inventory and land option charges	3.5	0.3	—	—	—	3.8
	3,068.4	216.6	—	—	(200.8)	3,084.2
Selling, general and administrative expense	358.4	10.5	77.9	8.8	0.2	455.8
Loss (gain) on sale of assets	—	0.1	—	(31.2)	—	(31.1)
Other (income) expense	(5.4)	(2.2)	(5.5)	1.6	—	(11.5)
Income before income taxes	$461.6	$22.2	$30.5	$29.6	$(20.6)	$523.3
Summary Cash Flow Information
Cash (used in) provided by operating activities	$(178.4)	$(11.7)	$83.5	$3.9	$(11.1)	$(113.8)

_______________________________________________________________________
(1)Results are presented on Forestar’s historical cost basis.
(2)Amounts primarily represent the elimination of intercompany transactions and, to a lesser extent, purchase accounting adjustments related to the Forestar acquisition.
(3)Amount in the Eliminations and Other Adjustments column represents the profit on lots sold from Forestar to the homebuilding segment. Intercompany profit is eliminated in the consolidated financial statements when Forestar sells lots to the homebuilding segment and is recognized in the consolidated financial statements when the homebuilding segment closes homes on the lots to homebuyers.

D.R. HORTON, INC.
(Dollars in millions)

NET SALES ORDERS

	Three Months Ended December 31,
	2020		2019
	Homes	Value	Homes	Value
East	2,634	$861.6	1,841	$546.8
Midwest	1,255	475.9	714	255.4
Southeast	7,007	2,082.2	4,374	1,191.8
South Central	6,690	1,806.5	3,775	964.2
Southwest	902	284.6	667	199.7
West	1,930	905.2	1,755	791.9
	20,418	$6,416.0	13,126	$3,949.8

HOMES CLOSED

	Three Months Ended December 31,
	2020		2019
	Homes	Value	Homes	Value
East	2,592	$804.6	1,798	$520.4
Midwest	1,136	411.9	813	282.2
Southeast	6,296	1,776.3	4,231	1,149.3
South Central	5,669	1,473.4	3,780	958.0
Southwest	773	232.2	663	196.0
West	2,273	1,000.3	1,674	757.4
	18,739	$5,698.7	12,959	$3,863.3

SALES ORDER BACKLOG

	As of December 31,
	2020		2019
	Homes	Value	Homes	Value
East	3,625	$1,194.4	1,959	$602.5
Midwest	2,135	795.5	964	337.8
Southeast	8,967	2,684.4	4,420	1,262.0
South Central	9,059	2,441.8	4,161	1,090.2
Southwest	2,134	648.6	819	245.4
West	2,567	1,170.1	1,457	688.7
	28,487	$8,934.8	13,780	$4,226.6

HOMES IN INVENTORY

	December 31, 2020	September 30, 2020
East	5,400	4,900
Midwest	3,000	2,600
Southeast	13,200	11,500
South Central	13,500	12,600
Southwest	2,500	1,800
West	4,500	4,600
	42,100	38,000